EXHIBIT 11 - STATEMENTS RE:  COMPUTATION OF PER SHARE EARNINGS





                           COMMUNITY BANCSHARES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE


The following tabulation presents the calculation of primary and fully diluted earnings per common share for the years ended December 31, 2001, 2000 and 1999.

                                                                         2001             2000            1999
                                                                     -------------   -------------   --------------

Reported net income (loss).......................................    $  (1,100,499)  $  (2,214,931)  $    1,658,110
                                                                     =============   =============   ==============

Earnings (loss) on common shares.................................    $  (1,100,499)  $  (2,214,931)  $    1,658,110
                                                                     =============   =============   ==============

Weighted average common shares outstanding - basic...............        4,572,301       4,460,295        4,429,303
                                                                     =============   =============   ==============

Earnings (loss) per common share- basic
   Income from continuing operations.............................    $        (.24)  $       (0.50)  $          .37
                                                                     =============   =============   ==============

   Net income (loss).............................................    $        (.24)  $       (0.50)  $          .37
                                                                     =============   =============   ==============

Weighted average common shares outstanding - diluted.............        4,572,301       4,671,430        4,595,072
                                                                     =============   =============   ==============

Earnings (loss) per common share- diluted
   Income from continuing operations.............................    $        (.24)  $       (0.47)  $          .36
                                                                     =============   =============   ==============

   Net income (loss).............................................    $        (.24)  $       (0.47)  $          .36
                                                                     =============   =============   ==============


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